UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 2, 2010 (May 26, 2010)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

St. Mary Land & Exploration Company
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Stockholder Approval of Amendment to Equity Incentive Compensation Plan.

At the 2010 annual meeting of stockholders of St. Mary Land & Exploration Company, which as discussed in Items 5.03 and 8.01 below has since changed its name to SM Energy Company (the “Company”), held on May 26, 2010, (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Equity Incentive Compensation Plan (the “Plan”).  The amendment was previously adopted by the Board of Directors of the Company (the “Board”), upon review and recommendation by the Compensation Committee of the Board, subject to stockholder approval.

The Plan was amended to increase the stated total number of shares of the Company’s common stock authorized for issuance pursuant to awards under the Plan from 6,000,000 shares to 7,600,000 shares.

In summary, the Plan provides for the grant of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units and stock based awards to key employees, consultants, and members of the Board or any affiliate of the Company who are selected by the Compensation Committee to receive equity-based incentive compensation under the Plan.

The foregoing summary of the Plan is subject to, and qualified in its entirety by, the complete text of the Plan, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2010, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to change the Company’s name to SM Energy Company.  Information regarding the amendment to the Certificate of Incorporation is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2010, under the caption Proposal 3 – Approval of Amendment to the Certificate of Incorporation to Change the Name of the Company to “SM Energy Company”, which information is incorporated herein by reference.  The amendment to the Certificate of Incorporation became effective upon the filing thereof with the Delaware Secretary of State on June 1, 2010, and a copy of the amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

On May 27, 2010, the Board approved an amendment to the Company’s Bylaws solely to reflect the change of the Company’s name, which became effective as of June 1, 2010.  The Restated Bylaws of the Company, as amended, are filed as Exhibit 3.2 to this report and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders re-elected all of the incumbent directors and approved the three additional proposals described below.  Each director was elected by a majority vote.  The directors elected and the final vote tabulation for each director were as follows:

Director	For	Against	Abstain	Non Votes
Barbara M. Baumann	48,378,452	2,059,920	212,122	5,499,783
Anthony J. Best	47,567,560	2,869,874	213,060	5,499,783
Larry W. Bickle	48,072,311	2,345,073	233,110	5,499,783
William J. Gardiner	48,133,368	2,261,139	255,987	5,499,783
Julio M. Quintana	50,005,128	390,047	255,319	5,499,783
John M. Seidl	47,450,582	2,894,503	305,409	5,499,783
William D. Sullivan	49,901,562	472,205	276,727	5,499,783

The stockholders also approved the proposed amendment to the Plan to increase the number of shares available for issuance under the Plan from 6,000,000 to 7,600,000.  The proposal was approved by a majority vote.  The final tabulation of votes for that proposal was as follows:

For	36,159,776
Against	13,156,424
Abstain	1,334,294
Non Votes	5,499,783

The stockholders also approved the proposed amendment to the Certificate of Incorporation to change the name of the Company to SM Energy Company.  The proposal was approved by a majority vote.  The final tabulation of votes for that proposal was as follows:

For	54,044,350
Against	1,873,806
Abstain	232,121

The stockholders also approved the proposal to ratify the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for 2010.  The proposal was approved by a majority vote.  The final tabulation of votes for that proposal was as follows:

For	53,833,521
Against	2,102,288
Abstain	214,468

Item 8.01                      Other Events.

On May 27, 2010, the Company issued a press release announcing that at the Company’s Annual Meeting, the stockholders approved the proposal to change the name of the Company to SM Energy Company.  This approved name change became effective on June 1, 2010, upon the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State.  The common stock of the Company will continue to be listed on the New York Stock Exchange under the symbol “SM”.  In connection with the name change, the Company’s website address has been changed from stmaryland.com to sm-energy.com.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed as part of this report:
	Exhibit 3.1	Certificate of Amendment of Restated Certificate of Incorporation
	Exhibit 3.2	Restated By-Laws of SM Energy Company amended effective as of June 1, 2010
	Exhibit 10.1	Equity Incentive Compensation Plan As Amended and Restated as of April 1, 2010
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated May 27, 2010, entitled St. Mary Stockholders Approve Name Change to SM Energy Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	June 2, 2010	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller